Exhibit 23.1

Independent Auditor’s Consent

The Board of Directors

Trinity Capital Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated February 18, 2005, contained in the Form 10-K filed on March 16, 2005, which is made a part of this Registration Statement.

/s/ Neff + Ricci LLP

Albuquerque, New Mexico
July 27, 2005